UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2018

SYSOREX, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55924	68-0319458
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13880 Dulles Corner Lane Suite 175 Herndon, Virginia	20171
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-929-3871

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Convertible Promissory Note

On December 31, 2018, Sysorex, Inc., a Nevada corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”), pursuant to which it issued a $625,000 principal face amount convertible promissory note (the “Note”) to an accredited investor (the “Lender”) which yielded net proceeds of $500,000 to the Company. The Note bears interest at the rate of 10% per year and is due 10 months after the date of issuance. There is a fixed conversion price of $0.05 per share (subject to adjustment) (the “Conversion Price”), and the Company is required to reserve 130 million shares (the “Share Reserve”). Redemptions may occur at any time after the 6 month anniversary of the date of issuance of the Note in cash or shares of common stock. If redemptions are made in common stock, then the conversion price for a redemption shall be the lesser of (a) the Conversion Price, and (b) the higher of (i) 70% multiplied by the lowest closing bid price during the twenty (20) trading days immediately preceding the applicable conversion, and (ii) $0.01(subject to adjustment) (the “Minimum Redemption Price”). If the conversion rate is less than the Minimum Redemption Price, then the redemptions must be made in cash.

Pursuant to the terms of the Purchase Agreement, the Company will not make any Debt Issuances (as defined below) after the closing date, without Lender’s prior written consent, which consent may be granted or withheld in the Lender’s sole and absolute discretion. For purposes of the Purchase Agreement, the term “Debt Issuance” means any issuance of any debt instrument or incurrence of any debt other than trade payables in the ordinary course of business where the Company receives net proceeds in an amount less than $500,000.00. In addition, any equity securities offering with any reset or anti-dilution rights will also be deemed to be a Debt Issuance, unless such issuance is part of a registered public offering or other syndicated offering using a reputable placement agent or underwriter. To the extent the Company completes a Debt Issuance approved by the Lender, then the outstanding balance of the Note will automatically be increased by five percent (5%), which increase will be effective as of the date of each applicable approved Debt Issuance.

The Note contains customary events of default: (1) the Company fails to pay any principal, interest, fees, charges, or any other amount when due and payable under the Note; (2) the Company fails to deliver any Lender Conversion Shares in accordance with the terms of the Note; (3) the Company fails to deliver any Redemption Conversion Shares (as defined below) in accordance with the terms of the Note; (2) a receiver, trustee or other similar official shall be appointed over the Company or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; (4) the Company generally fails to pay, or admits in writing its inability to pay, a material portion of its debts as they become due, subject to applicable grace periods, if any, or which failure or admission is not cured within sixty (60) days; (5) the Company makes a general assignment for the benefit of creditors; (6) the Company files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (7) an involuntary bankruptcy proceeding is commenced or filed against the Company; (8) the Company or any pledgor, trustor, or guarantor of the Note defaults or otherwise fails to observe or perform any covenant, obligation, condition or agreement of the Company or such pledgor, trustor, or guarantor contained herein or in any other Transaction Document (as defined in the Purchase Agreement), other than those specifically set forth in Section 4.1 of the Note and Section 4 of the Purchase Agreement and other than the covenant with respect to Unapproved Debt Issuances; (9) any representation, warranty or other statement made or furnished by or on behalf of the Company or any pledgor, trustor, or guarantor of the Note to the Lender, in any Transaction Document, or otherwise in connection with the issuance of the Note is false, incorrect, incomplete or misleading in any material respect when made or furnished; (10) the occurrence of a Fundamental Transaction without the Lender’s prior written consent; (11) the Company fails to maintain the Share Reserve as required under the Purchase Agreement which has not been cured within five (5) trading days; (12) the Company effectuates a reverse split of its common stock without ten (10) calendar days prior written notice to the Lender; (13) any money judgment, writ or similar process is entered or filed against the Company or any subsidiary of the Company or any of its property or other assets for more than $100,000.00, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by the Lender; (14) the Company fails to be DWAC Eligible; (15) the Company fails to observe or perform any covenant set forth in Section 4 of the Purchase Agreement (other than the covenant with respect to Unapproved Debt Issuances (as defined in the Note)); (16) the Company shall make any Unapproved Debt Issuance; or (17) the Company, any affiliate of the Company, or any pledgor, trustor, or guarantor of the Note breaches any covenant or other term or condition contained in any Other Agreement.

There is also a most favored nations clause such that if during the time that the Note is outstanding, the Company enters into a transaction, which is not a registered public offering or the loans made pursuant to the Note Purchase Agreement (as defined below), with terms more favorable than the terms under the Note transaction, the Lender has a right to substitute the existing Note terms with the more favorable terms in the new transaction. Furthermore, so long as the Note is outstanding, if the Company issues a lower priced security than the conversion price of the Note, the conversion price of the Note is reduced to the price of that lower priced security; provided; however, that such price shall not be less than $0.01 per share (subject to adjustment).

The Lender may not be issued any shares of common stock in connection with the Note to the extent that, after giving effect to such issuance, the Lender, together with its affiliates, would beneficially own in excess of 4.99%, or 9.99% if the Market Capitalization (as defined in the Note) is less than $10,000,000.00 (subject to adjustment solely at the Lender’s discretion upon 61 days’ prior notice to the Company), of the number of shares of common stock outstanding immediately after giving effect to such issuance.

The Note documents are governed by Utah law and jurisdiction for disputes is Utah. Furthermore, the parties agree to settle all disputes through binding arbitration.

The description of the Note and the Purchase Agreement is qualified in its entirety by the full text of the Note and the Purchase Agreement, copies of which are filed herewith as Exhibits 4.1 and 10.1, respectively, and which are incorporated herein by reference.

Loan Transaction

On December 31, 2018, the Company and Inpixon, a Nevada corporation (“Inpixon”), entered into a note purchase agreement (the “Note Purchase Agreement”) pursuant to which Inpixon agreed to purchase from the Company at a purchase price equal to the Loan Amount (as defined below), a secured promissory note (the “Secured Note”) for up to an aggregate principal amount of 3,000,000.00 (the “Principal Amount”), including any amounts advanced through the date of the Secured Note (the “Prior Advances”), to be borrowed and disbursed in increments (such borrowed amount, together with the Prior Advances, collectively referred to as the “Loan Amount”), with interest to accrue at a rate of ten percent (10%) per annum on all such Loan Amounts, beginning as of the date of disbursement with respect to any portion of such Loan Amount. In addition, the Company agreed to pay $20,000 to Inpixon to cover Inpixon’ legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of the Secured Note (the “Transaction Expense Amount”), all of which amount is included in the Principal Amount. The initial Loan Amount, therefore, includes any amounts disbursed to the Company and the Transaction Expense Amount.

The Company may borrow repay and borrow under the Secured Note, as needed, for a total outstanding balance, exclusive of any unpaid accrued interest, not to exceed the Principal Amount at any one time.

All sums advanced by Inpixon to the Maturity Date (as defined below) pursuant to the terms of the Note Purchase Agreement will become part of the aggregate Loan Amount underlying the Secured Note. All outstanding principal amounts and accrued unpaid interest owing under the Secured Note shall become immediately due and payable on the earlier to occur of (i) the twenty-four (24) month anniversary of the date the Secured Note is issued (the “Maturity Date”), (ii) at such date when declared due and payable by Inpixon upon the occurrence of an Event of Default (as defined in the Secured Note), or (iii) at any such earlier date as set forth in the Secured Note. All accrued unpaid interest shall be payable in cash.

Pursuant to the terms of the Secured Note, the Company granted Inpixon, subject to any and all Payplant Liens (as defined in the Secured Note) and Permitted Liens (as defined in the Secured Note), a continuing first priority security interest in all assets of the Company whether owned as of the date of the Secured Note or subsequently acquired, including all proceeds therefrom (collectively, the “Collateral”) to secure the payment of the Secured Note and all other loans and advances (including all renewals, modifications and extensions thereof) and all obligations of any and every kind and nature of the Company to Inpixon, whether arising prior to, under or after the Secured Note, however incurred or evidenced, plus all interest, reasonable costs, reasonable expenses and reasonable attorneys’ fees, which may be made or incurred by Inpixon in the disbursement, administration, and collection of such amounts, and in the protection, maintenance, and liquidation of the Collateral.

The Company intends to use the proceeds from the sale of the Note for the benefit of funding its outstanding liabilities and working capital needs.

The description of the Secured Note and the Note Purchase Agreement is qualified in its entirety by the full text of the Secured Note and the Note Purchase Agreement, copies of which are filed herewith as Exhibits 4.2 and 10.2, respectively, and which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K, to the extent required by this Item 2.03, is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 of this Current Report on Form 8-K, to the extent required by this Item 3.02, is incorporated herein by reference. The Note and the shares of common stock issuable upon conversion or redemption of the Note are being sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and/or Rule 506 promulgated under the Securities Act as sales to an accredited investor, and in reliance on similar exemptions under applicable state laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Convertible Promissory Note, dated as of December 31, 2018.

4.2	Secured Promissory Note, dated as of December 31, 2018.

10.1	Securities Purchase Agreement, dated as of December 31, 2018.

10.2	Note Purchase Agreement, dated as of December 31, 2018, by and between Sysorex, Inc. and Inpixon.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Convertible Promissory Note, dated as of December 31, 2018. (1)

4.2	Secured Promissory Note, dated as of December 31, 2018. (1)

10.1	Securities Purchase Agreement, dated as of December 31, 2018. (1)

10.2	Note Purchase Agreement, dated as of December 31, 2018, by and between Sysorex, Inc. and Inpixon. (1)

(1) Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSOREX, INC.

Date: December 31, 2018	By:	/s/ Vincent Loiacono
	Name:	Vincent Loiacono
	Title:	Chief Financial Officer